                                                                   Exhibit 10.30

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                           COMMERCIAL INTERTECH CORP.

                           --------------------------

                             NOTE PURCHASE AGREEMENT

                           --------------------------


                            DATED AS OF JUNE 30, 1997






                                   $60,000,000
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================================================================================

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                      7.61% SENIOR NOTES DUE JUNE 30, 2007


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                                TABLE OF CONTENTS

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
1.       AUTHORIZATION OF NOTES.................................................................................  1

2.       SALE AND PURCHASE OF NOTES.............................................................................  1

3.       CLOSING................................................................................................  2

4.       CONDITIONS TO CLOSING..................................................................................  2
         4.1      Representations and Warranties................................................................  2
         4.2      Performance; No Default.......................................................................  2
         4.3      Compliance Certificates.......................................................................  2
         4.4      Opinions of Counsel...........................................................................  3
         4.5      Purchase Permitted By Applicable Law, etc.....................................................  3
         4.6      Sale of Other Notes...........................................................................  3
         4.7      Payment of Special Counsel Fees...............................................................  3
         4.8      Private Placement Number......................................................................  4
         4.9      Changes in Corporate Structure................................................................  4
         4.10     Proceedings and Documents.....................................................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................  4
         5.1      Organization; Power and Authority.............................................................  4
         5.2      Authorization, etc............................................................................  4
         5.3      Disclosure....................................................................................  5
         5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates..............................  5
         5.5      Financial Statements..........................................................................  6
         5.6      Compliance with Laws, Other Instruments, etc..................................................  6
         5.7      Governmental Authorizations, etc..............................................................  6
         5.8      Litigation; Observance of Agreements, Statutes and Orders.....................................  6
         5.9      Taxes.........................................................................................  7
         5.10     Title to Property; Leases.....................................................................  7
         5.11     Licenses, Permits, etc........................................................................  7
         5.12     Compliance with ERISA.........................................................................  8
         5.13     Private Offering by the Company...............................................................  9
         5.14     Use of Proceeds; Margin Regulations...........................................................  9
         5.15     Existing Indebtedness; Future Liens...........................................................  9
         5.16     Foreign Assets Control Regulations, etc....................................................... 10
         5.17     Status under Certain Statutes................................................................. 10
         5.18     Environmental Matters......................................................................... 10

6.       REPRESENTATIONS OF THE PURCHASER....................................................................... 10
         6.1      Purchase for Investment....................................................................... 10
         6.2      Source of Funds............................................................................... 11


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                            TABLE OF CONTENTS (CONT.)

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
7.       INFORMATION AS TO COMPANY.............................................................................. 12
         7.1      Financial and Business Information............................................................ 12
         7.2      Officer's Certificate......................................................................... 15
         7.3      Inspection.................................................................................... 16

8.       PREPAYMENT OF THE NOTES................................................................................ 16
         8.1      Required Prepayments.......................................................................... 16
         8.2      Optional Prepayments.......................................................................... 16
         8.3      Allocation of Partial Prepayments............................................................. 17
         8.4      Maturity; Surrender, etc...................................................................... 17
         8.5      Purchase of Notes............................................................................. 17
         8.6      Make-Whole Amount; Adjusted Make-Whole Amount................................................. 17

9.       AFFIRMATIVE COVENANTS.................................................................................. 19
         9.1      Compliance with Law........................................................................... 19
         9.2      Insurance..................................................................................... 20
         9.3      Maintenance of Properties..................................................................... 20
         9.4      Payment of Taxes and Claims................................................................... 20
         9.5      Corporate Existence, etc...................................................................... 20
         9.6      Additional Priority Debt Protection........................................................... 21

10.      NEGATIVE COVENANTS..................................................................................... 21
         10.1     Transactions with Affiliates.................................................................. 21
         10.2     Liens......................................................................................... 21
         10.3     Maintenance of Consolidated Debt.............................................................. 23
         10.4     Consolidated Net Worth........................................................................ 23
         10.5     Sale of Assets, etc........................................................................... 24
         10.6     Merger, Consolidation, etc.................................................................... 24
         10.7     Priority Debt................................................................................. 25
         10.8     Ranking of Notes.............................................................................. 25

11.      EVENTS OF DEFAULT...................................................................................... 26

12.      REMEDIES ON DEFAULT, ETC............................................................................... 27
         12.1     Acceleration.................................................................................. 27
         12.2     Other Remedies................................................................................ 28
         12.3     Rescission.................................................................................... 28
         12.4     No Waivers or Election of Remedies, Expenses, etc............................................. 29

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................................................... 29
         13.1     Registration of Notes......................................................................... 29
         13.2     Transfer and Exchange of Notes................................................................ 29

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                            TABLE OF CONTENTS (CONT.)

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


         13.3     Replacement of Notes.......................................................................... 30

14.      PAYMENTS ON NOTES...................................................................................... 30
         14.1     Place of Payment.............................................................................. 30
         14.2     Home Office Payment........................................................................... 30

15.      EXPENSES, ETC.......................................................................................... 31
         15.1     Transaction Expenses.......................................................................... 31
         15.2     Survival...................................................................................... 31

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........................................... 31

17.      AMENDMENT AND WAIVER................................................................................... 32
         17.1     Requirements.................................................................................. 32
         17.2     Solicitation of Holders of Notes.............................................................. 32
         17.3     Binding Effect, etc........................................................................... 32
         17.4     Notes held by Company, etc.................................................................... 33

18.      NOTICES................................................................................................ 33

19.      REPRODUCTION OF DOCUMENTS.............................................................................. 33

20.      CONFIDENTIAL INFORMATION............................................................................... 34

21.      SUBSTITUTION OF PURCHASER.............................................................................. 35

22.      MISCELLANEOUS.......................................................................................... 35
         22.1     Certain Changes in GAAP....................................................................... 35
         22.2     Successors and Assigns........................................................................ 35
         22.3     Payments Due on Non-Business Days............................................................. 35
         22.4     Severability.................................................................................. 36
         22.5     Construction.................................................................................. 36
         22.6     Counterparts.................................................................................. 36
         22.7     Governing Law................................................................................. 36
         SCHEDULE A -- INFORMATION RELATING TO PURCHASERS
         SCHEDULE B -- DEFINED TERMS
         SCHEDULE 3 -- PAYMENT INSTRUCTIONS AT CLOSING

                                      iii

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         SCHEDULE 5.4      --      SUBSIDIARIES OF THE COMPANY AND OWNERSHIP
                                   OF SUBSIDIARY STOCK

         SCHEDULE 5.5      --      FINANCIAL STATEMENTS

         SCHEDULE 5.12     --      CERTAIN ERISA MATTERS

         SCHEDULE 5.14     --      USE OF PROCEEDS

         SCHEDULE 5.15     --      EXISTING DEBT

         EXHIBIT 1         --      FORM OF 7.61% SENIOR NOTE DUE JUNE 30, 2007

         EXHIBIT 4.4(a)    --      FORM OF OPINION OF GENERAL COUNSEL OF THE
                                   COMPANY

         EXHIBIT 4.4(b)    --      FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                                   COMPANY

         EXHIBIT 4.4(c)    --      FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                                   PURCHASERS

         EXHIBIT 10.2(e)   --      BANK LOAN AGREEMENT -- CIH REVOLVING CREDIT
                                   LOANS

         EXHIBIT 10.7      --      SECTION 8.2.1(ii) OF THE BANK LOAN AGREEMENT

                           COMMERCIAL INTERTECH CORP.

                                1775 LOGAN AVENUE

                             YOUNGSTOWN, OHIO 44505

                                   $60,000,000

                      7.61% SENIOR NOTES DUE JUNE 30, 2007

                                                             As of June 30, 1997

[SEPARATELY ADDRESSED TO EACH OF THE
PURCHASERS LISTED IN SCHEDULE A HERETO]

Ladies and Gentlemen:

         COMMERCIAL INTERTECH CORP., an Ohio corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $60,000,000 aggregate principal amount of its 7.61% Senior Notes due June 30, 2007 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a Section of this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, at a closing (the "CLOSING") on July 9, 1997. At the Closing the Company will deliver to you one or more Notes (as set forth below your name in Schedule A), in the denominations indicated in Schedule A, in the aggregate principal amount of your purchase, dated the date of the Closing and registered in your name or in the name of your nominee, as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds in the amount of the purchase price therefor as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2      PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Significant Subsidiary shall have entered into any transaction since May 1, 1997 that would have been prohibited by Section 10 hereof had such Section applied since such date.

         4.3      COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

         4.4      OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

                  (a) from Gilbert M. Manchester, Esq., general counsel of the Company, substantially in the form of Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its general counsel to deliver such opinion to you),

                  (b) from Kahn Kleinman Yanowitz and Arnson Co., LPA, special counsel for the Company, substantially in the form of Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to you), and

                  (c) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

         4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6      SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7      PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.

         4.8      PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9      CHANGES IN CORPORATE STRUCTURE.

         The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

         4.10     PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

         5.1      ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.2      AUTHORIZATION, ETC.

         This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      DISCLOSURE.

         The Company, through its agent, A.G. Edwards & Sons, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated May 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since April 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Significant Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its

         Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         5.5      FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, note, purchase or credit agreement, Material lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8      LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9      TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended October 31, 1994.

         5.10     TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11     LICENSES, PERMITS, ETC.

                  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

                  (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, which infringement would have a Material Adverse Effect.

                  (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the accrued benefits under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes on an ongoing basis in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such accrued benefits. The terms "accrued benefits", "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of PTCE 95-60 and "employer security" has the meaning specified in section 407(d) of ERISA).

                  (f) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         5.13     PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14     USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

         5.15     EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of May 31, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

         5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Subject to the accuracy and truthfulness of the representations of the Purchasers in Section 6, neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17     STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

         5.18     ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1      PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You represent and warrant that you are an "accredited investor" (as defined in Rule 501 promulgated under the Securities
Act) and that you are not any of the proscribed persons referred in the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         6.2      SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (A) GENERAL ACCOUNT -- you are an insurance company and the Source is an "insurance company general account," as such term is defined in Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTCE 95-60) or by the same employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account as determined under PTCE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

                  (B) SEPARATE ACCOUNT -- the Source is a separate account:

                           (I) 10% POOLED SEPARATE ACCOUNT -- that is an
                  insurance company pooled separate account, within the meaning of Department of Labor Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990), and to the extent that there are any plans whose assets in such separate account exceed 10% of the assets of such separate account, you have disclosed the names of such plans to the Company in writing; or

                           (II) IDENTIFIED PLAN ASSETS -- that is comprised of
                  employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of each Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the Code) with respect to any plan so identified; or

                           (III) GUARANTIED SEPARATE ACCOUNT -- that is
                  maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 CFR ?2510.3-101(h)(1)(iii)); or

                  (C) QPAM -- the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this
         Section 6.2(c); or

                  (D) GOVERNMENTAL PLAN -- the Source is a governmental plan; or

                  (E) IDENTIFIED PLANS, ETC. -- the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section 6.2(e); or

                  (F) EXEMPT, ETC. -- the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                    (A) by an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default arising out of the Company's obligations set forth in Sections 10.3, 10.4 and 10.7 insofar as such events or conditions relate to accounting matters (excluding any calculation of Pro Forma Acquisition EBITDA), and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof

                           (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, and (iii) each final (and upon your request, each other) registration statement (other than a registration statement or a prospectus, in each case, related to an employee benefit plan) and prospectus filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof which could reasonably be expected to have a Material Adverse Effect; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (F) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (G) RULE 144A -- promptly upon request, to any holder of Notes and any "qualified institutional buyer" (as defined in Rule 144A) to whom any Note may be offered or sold by such holder, the information required under paragraph (d)(4) of Rule 144A, as in effect on the date of the Closing, to permit compliance with Rule 144A in connection with a resale of such Note; and

                  (H) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2      OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor, subject to the provisions of Section 20:

                  (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

         8.1      REQUIRED PREPAYMENTS.

         On June 30, 2001 and on each June 30 thereafter to and including June 30, 2006 the Company will prepay $8,571,428.57 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Notes remaining outstanding, if any, on June 30, 2007, provided that upon any partial prepayment of the Notes pursuant to Section
8.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3      ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5      PURCHASE OF NOTES.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

 .        8.6      MAKE-WHOLE AMOUNT; ADJUSTED MAKE-WHOLE AMOUNT

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

         The term "ADJUSTED MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Adjusted Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Adjusted Make-Whole Amount may in no event be less than zero.

For the purpose of determining the Make-Whole Amount or the Adjusted Make-Whole Amount, the following terms have the following meanings:

                  "ADJUSTED DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Adjusted Reinvestment Yield with respect to such Called Principal.

                  "ADJUSTED REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of (x) 1.00% plus (y) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1      COMPLIANCE WITH LAW.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2      INSURANCE.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4      PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5      CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6      ADDITIONAL PRIORITY DEBT PROTECTION.

         The Company will not, at any time, permit any Subsidiary (other than an Initial Guarantor) to become liable (as principal or as guarantor or other surety) in respect of any Indebtedness under the Bank Loan Agreement unless before or contemporaneously with becoming so liable in respect of such Indebtedness such Subsidiary shall become a guarantor of the Notes by executing and delivering, to each holder of the Notes, a guaranty agreement in form and substance satisfactory to the Required Holders. Each such guaranty agreement shall be accompanied by (a) copies of the constitutive documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by a Responsible Officer of the Company and an officer of such Subsidiary and (b) a legal opinion of independent counsel (addressed to the holders of Notes) reasonably satisfactory in form and substance to the Required Holders to the effect that such agreement constitutes a legal, valid and binding obligation of such Subsidiary and is enforceable against such Subsidiary in accordance with its terms.

10.      NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1     TRANSACTIONS WITH AFFILIATES.

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or any Significant Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2     LIENS.

         The Company will not, and will not permit any Significant Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Significant Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens existing on the date of the Closing and securing the Indebtedness of the Company or any Significant Subsidiary outstanding on such date, provided that each such Lien and the Indebtedness secured thereby are described in Schedule 5.15;

                  (b) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the date of the Closing, provided that

                           (i) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Indebtedness secured
                  by any such Lien shall at no time exceed an amount equal to 100% of the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and such Lien does not extend to any other property (other than to the extent permitted in clause (i) of this paragraph
                  (b)), and

                           (iii) any such Lien shall be created
                  contemporaneously with, or within 365 days after, the acquisition or construction of such property;

                  (c) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or any Significant Subsidiary or its becoming a Significant Subsidiary, or any Lien existing on any property acquired by the

         Company or any Significant Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Significant Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

                  (d) Liens on property or assets of any Significant Subsidiary securing Indebtedness owing to the Company or to a Wholly-Owned Subsidiary;

                  (e) other Liens not otherwise permitted by paragraphs (a) through (d) of this Section 10.2, provided that, at any time on or after the date of creation of any such Lien, Priority Debt does not exceed 15% of Consolidated Capitalization; and

                  (f) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a) through (e) of this Section 10.2, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such renewal, extension or refunding is not increased (except, in the case of a Lien described in paragraph (b) of this Section 10.2, any increased principal amount of such Indebtedness (herein referred to as "LIEN INCREASE DEBT") shall be deemed to be secured by a Lien permitted by paragraph (e) of this Section 10.2),
         (ii) such Lien is not extended to any other property, and (iii) immediately after such renewal, extension or refunding no Default or Event of Default would exist.

         10.3     MAINTENANCE OF CONSOLIDATED DEBT.

         The Company will not, at any time, during each period noted in the table below, permit Consolidated Debt to exceed an amount equal to the percentage of EBITDA at such time set forth opposite the applicable period:

                      Period Covering:                                    Percentage of EBITDA:

      From the date of Closing through October 31, 1997                           375%
      From November 1, 1997 through October 31, 1998                              350%
      From November 1, 1998 through October 31, 1999                              325%
      From November 1, 1999 through October 31, 2000                              275%
      From November 1, 2000 and thereafter                                        250%

         10.4     CONSOLIDATED NET WORTH.

         The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of

                  (a) $71,833,000, plus

                  (b) an aggregate amount equal to 25% of Consolidated Net Income (but only if a positive number) for the period commencing on February 1, 1997 and ending on October 31, 1997, plus

                  (c) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended October 31, 1998.

         10.5     SALE OF ASSETS, ETC.

         Except as permitted under Section 10.6, the Company will not, and will not permit any Significant Subsidiary to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Significant Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the period of 365 days ending on the date of such Asset Disposition would not exceed 15% of Consolidated Capitalization as of the last day of the fiscal quarter of the Company then most recently ended.

If the Net Proceeds Amount for any Transfer is applied to either

                  (i) a Debt Prepayment Application and immediately after giving effect to such Transfer, no Default or Event of Default exists, or

                  (ii) a Property Reinvestment Application,

in each case within 18 months after such Transfer, then such Transfer, only for the purpose of determining compliance with clause (c) of this Section 10.5 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

         10.6     MERGER, CONSOLIDATION, ETC.

         The Company will not, and will not permit any Significant Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease as lessor substantially all of its assets in a single transaction or series of transactions to any Person (except that a Significant Subsidiary of the Company may

                  (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company (provided that the Company is the Successor Corporation) or any Wholly-Owned Subsidiary of the Company, and/or

                  (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.5),

provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         10.7     PRIORITY DEBT.

         The Company will at all times comply with the provisions set forth in
Section 8.2.1(ii) of the Bank Loan Agreement (as in effect on the date of Closing and in the form (along with the defined terms therein) attached hereto as Exhibit 10.7), as such Section may be amended, modified or supplemented. If at any time the Bank Loan Agreement contains any other covenant or provision, which, directly or indirectly, limits the ability of any Significant Subsidiary to incur, or have outstanding, Priority Debt, that is not substantially provided for in this Agreement, or is more favorable to the lenders or other creditors thereunder or is more onerous to the Company or such Significant Subsidiary, as the case may be, than the covenants or provisions provided for in this Agreement, then the Company agrees for the benefit of the holders of the Notes to comply with, or cause such Significant Subsidiary to comply with, such covenant or provision as such covenant or provision is amended, modified or supplemented from time to time.

         10.8     RANKING OF NOTES.

         The Notes shall at all times rank as direct senior obligations of the Company, shall rank at least pari passu with all other Senior Debt of the Company, present and future, and shall rank senior to all Subordinated Debt, capital stock and all other equity interests in the Company that may from time to time exist.

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note for more than one (1) Business Day after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.7 and such default is not remedied within 15 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating to such Indebtedness or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (f) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (g) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (h) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

                  (j) the occurrence of a Change in Control.

12.      REMEDIES ON DEFAULT, ETC.

         12.1     ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause
         (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If a Control Event has occurred and is continuing and an Event of Default described in paragraph (c) or paragraph (d) of Section 11 has also occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default (other than an Event of Default giving rise to an acceleration of the Notes described in Section 12.1(a)) has occurred and is continuing and the condition which could give rise to a declaration of all Notes becoming immediately due and payable as described in Section 12.1(b) does not exist, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (d) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under paragraph (a), (c) or (d) of this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Upon any Notes becoming due and payable under paragraph (b) of this Section 12.1, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Adjusted Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or an Adjusted Make-Whole Amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2     OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that (i) any holder may transfer any Note to an Affiliate of such holder in a denomination of not less than $500,000 and (ii) if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. Notwithstanding anything else contained in this Agreement, prior to an Event of Default, neither you nor any other holder of Notes will transfer any Note to any Person that at the time of such transfer is not an Institutional Investor.

         13.3     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1     PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Pittsburgh, Pennsylvania at the principal office of Mellon Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2     HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing at least 10 days prior to any payment date for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1     TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2     SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1     REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         17.2     SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Steven J. Hewitt, Senior Vice President and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1     CERTAIN CHANGES IN GAAP.

         If at any time the Company shall, in its reasonable judgment and after consulting with its independent certified public accountants, determine that a change in GAAP shall have occurred after the date of the Closing and that such change will have a material adverse effect on the ability of the Company to comply with any one or more of the covenants in this Agreement, each holder of Notes will, upon the written request of the Company, negotiate in good faith and on a timely basis with the Company, and the Company will negotiate in good faith with each holder of Notes, to attempt to reach agreement within a reasonable period of time as to the terms of one or more mutually agreeable amendments or waivers, in accordance with Section 17, with respect to such covenants (or the definitions utilized therein) such that the material adverse effect of such change in GAAP on the ability of the Company to comply with such covenants is fairly and equitably adjusted for, taking into account the nature of such change and the original purpose of such covenants (or the definitions utilized therein). Unless and until such mutually agreeable amendments or waivers shall have become effective in accordance with Section 17 within 120 days of the delivery of such request, such covenants (and the definitions used therein) shall remain unchanged and in full force and effect.

         22.2     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.3     PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.4     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.5     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.7     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OHIO EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank; next page is signature page.]

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     COMMERCIAL INTERTECH CORP.

                                     By______________________________

                                     [Name]

                                     [Title]

The foregoing is hereby
agreed to as of the date
of the Closing.

[Separately executed by each of
the following Purchasers]

                                   SCHEDULE A

PURCHASER NAME                           JEFFERSON-PILOT LIFE INSURANCE COMPANY
Name in Which Note is Registered         JEFFERSON-PILOT LIFE INSURANCE COMPANY

Note Registration Number; Principal      R-1; $10,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             Jefferson-Pilot Life Insurance Company
                                         c/o The Bank of New York
                                         ABA #021 000 018 BNF: IOC566
                                         Attention: P & I Department

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:  7.61% Senior Notes due June 30, 2007
                                         PPN:                  201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Jefferson-Pilot Life Insurance Company
                                         c/o The Bank of New York
                                         Attention: P & I Department
                                         P.O. Box 19266
                                         Newark, New Jersey 07195

                                         with a duplicate to:

                                         Jefferson-Pilot Life Insurance Company
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn: Securities Administration - 3630
                                         Fax: 910/691-3025

Address for all other Notices            Jefferson-Pilot Life Insurance Company
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn: Securities Administration - 3630
                                         Fax: 910/691-3025

Other Instructions                       JEFFERSON-PILOT LIFE INSURANCE COMPANY

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Bank of New York
                                         One Wall Street
                                         3rd Floor, Window A
                                         For Jefferson-Pilot Life Acct. 186100



                                  Schedule A-1

PURCHASER NAME                           JEFFERSON-PILOT LIFE INSURANCE COMPANY
                                         New York, New York 10286

                                         With duplicate copy to:

                                         Jefferson-Pilot Life Insurance Company
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn: Securities Administration - 3630


Tax Identification Number                56-0359860





                                  Schedule A-2


PURCHASER NAME                           CHUBB LIFE INSURANCE COMPANY OF AMERICA
Name in Which Note is Registered         CHUBB LIFE INSURANCE COMPANY OF AMERICA

Note Registration Number; Principal      R-2; $10,000,000
Amount
Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             Chubb Life Insurance Company of America
                                         c/o The Bank of New York
                                         ABA #021 000 018 BNF: IOC566
                                         Attention: P & I Department

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Chubb Life Insurance Company of America
                                         c/o The Bank of New York
                                         Attention: P & I Department
                                         P.O. Box 19266
                                         Newark, New Jersey 07195

                                         with a duplicate to:

                                         Chubb Life Insurance Company of America
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn:  Securities Administration - 3630
                                         Fax:  910/691-3025

Address for all other Notices            Chubb Life Insurance Company of America
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn: Securities Administration - 3630
                                         Fax: 910/691-3025

Other Instructions                       CHUBB LIFE INSURANCE COMPANY OF AMERICA

                                         By: Jefferson-Pilot Life Insurance Company
                                            Its Investment Manager

                                            By: _________________________________
                                                Name:
                                                Title:

Instructions re Delivery of Notes        Bank of New York
                                         One Wall Street
                                         3rd Floor, Window A




                                  Schedule A-3

PURCHASER NAME                           CHUBB LIFE INSURANCE COMPANY OF AMERICA
                                         For Chubb Life Acct. 060352
                                         New York, New York 10286

                                         With duplicate copy to:

                                         Chubb Life Insurance Company of America
                                         P.O. Box 21008
                                         Greensboro, NC 27420
                                         Attn: Securities Administration - 3630

Tax Identification Number                62-0395665


                                  Schedule A-4

PURCHASER NAME                           PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
Name in Which Note is Registered         PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal      R-3; $8,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             Norwest Bank Iowa, N.A.
                                         7th & Walnut Streets
                                         Des Moines, IA 50309
                                         ABA No. 073 000 228
                                         Account No. 014752
                                         OBI PFGSE(S)B61106()

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:      7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Principal Mutual Life Insurance Company
                                         711 High Street
                                         Des Moines, IA 50392-0960
                                         Attn:  Investment Accounting and Treasury-Securities
                                         Telefacsimile: (515) 248-2643
                                         Confirmation:  (515) 248-8301

Address for all other Notices            Principal Mutual Life Insurance Company
                                         711 High Street
                                         Des Moines, IA 50392-0960
                                         Attn:  Investment Department-Securities Division
                                         Telefacsimile:  (515) 248-2490
                                         Confirmation:  (515) 248-3495

Other Instructions                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Law Department of Purchaser

Tax Identification Number                42-0127290


                                  Schedule A-5

PURCHASER NAME                           PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

Name in Which Note is Registered         PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal      R-4; $5,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             Norwest Bank Iowa, N.A.
                                         7th & Walnut Streets
                                         Des Moines, IA 50309
                                         ABA No. 073 000 228
                                         Account No. 032395
                                         OBI PFGSE(S)B61106()

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Principal Mutual Life Insurance Company
                                         711 High Street
                                         Des Moines, IA 50392-0960
                                         Attn:  Investment Accounting and Treasury-Securities
                                         Telefacsimile:  (515) 248-2643
                                         Confirmation:  (515) 248-8301

Address for all other Notices            Principal Mutual Life Insurance Company
                                         711 High Street
                                         Des Moines, IA 50392-0960
                                         Attn:  Investment Department-Securities Division
                                         Telefacsimile:  (515) 248-2490
                                         Confirmation:  (515) 248-3495

Other Instructions                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Law Department of Purchaser

Tax Identification Number                42-0127290



                                  Schedule A-6

PURCHASER NAME                           GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
Name in Which Note is Registered         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Note Registration Number; Principal      R-5; $9,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             ABA No.:  091-000-019 NW MPLS/TRUST CLEARING
                                         Account No.:  08-40-245 ATTN: Acct# 12468800

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Norwest Bank Minnesota, N.A.
                                         733 Marquette Avenue
                                         Investors Building, 5th Floor
                                         Minneapolis, Minnesota 55479-0047
                                         Attn:  Income Collections

Address for all other Notices            Great-West Life & Annuity Insurance Company
                                         8515 East Orchard Road
                                         3rd Floor, Tower 2
                                         Englewood, Colorado 80111
                                         Attention:  U.S. Private Placements
                                         Fax:  (303) 689-6193

Other Instructions                       GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                                         By_______________________
                                                  Name:
                                                  Title:

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Norwest Bank Minnesota, N.A.
                                         Attn:  Security Clearance
                                         733 Marquette Avenue, 5th Floor
                                         Minneapolis, Minnesota 55479-0047

Tax Identification Number                84-0467907



                                  Schedule A-7

PURCHASER NAME                       THE GREAT-WEST LIFE ASSURANCE COMPANY
Name in Which Note is Registered     THE GREAT-WEST LIFE ASSURANCE COMPANY

Note Registration Number;            R-6; $4,000,000
Principal Amount

Payment on Account of Note

         Method                      Federal Funds Wire Transfer

         Account Information         Citibank NYC/Cust
                                     ABA #021000089
                                     Credit A/C #36853718
                                     For further credit to: A/C #091595 Great-West Life Assurance Co. Bonds U.S.

Accompanying Information             Name of Company:  Commercial Intertech Corp.
                                     Description of
                                     Security:     7.61% Senior Notes due June 30, 2007
                                     PPN:                       201709 A* 3
                                     Due Date and Application (as among
                                     principal, Make-Whole Amount and interest)
                                     of the payment being made:

Address for Notices Related to       Citibank, N.A.
Payments                             Investor Services Division
                                     Securities Processing Services
                                     20 Exchange Place/Level C
                                     New York, New York 10043

Address for all other Notices        The Great-West Life Assurance Company
                                     100 Osborne Street North
                                     Winnipeg, Manitoba
                                     CANADA R3C 3A5
                                     Attention:  Securities Accounting
                                     Fax:  (204) 946-8849

                                     with a copy to:

                                     Great-West Life & Annuity Insurance Company
                                     Investments Division
                                     8515 East Orchard Road, 3T2
                                     Englewood, Colorado 80111

Other Instructions                   THE GREAT-WEST LIFE ASSURANCE COMPANY

                                     By_______________________
                                              Name:
                                              Title:

                                     By_______________________
                                              Name:
                                              Title:



                                  Schedule A-8

PURCHASER NAME                       THE GREAT-WEST LIFE ASSURANCE COMPANY
Instructions re Delivery of Notes    Citibank, N.A.
                                     Investor Services Division
                                     Securities Processing Services
                                     20 Exchange Place/Level C
                                     New York, New York 10043

                                     Custody Account #091595 Great-West Life Assurance Co. - Bonds U.S.

Tax Identification Number            [None]


                                  Schedule A-9

PURCHASER NAME                           CUNA MUTUAL LIFE INSURANCE COMPANY
Name in Which Note is Registered         CUNA MUTUAL LIFE INSURANCE COMPANY

Note Registration Number; Principal      R-7; $5,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             State Street Bank
                                         ABA No.:  011000028
                                         BNF: CUNA Mutual Life Insurance Company
                                         AG:  DDA: 1044-854-6
                                         OBI: ZT2A

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  CIMCO Inc.
                                         5910 Mineral Point Road
                                         Madison, WI 53705
                                         Attn:  Private Placements

                                         Fax:  (608) 238-2316

Address for all other Notices            CIMCO Inc.
                                         5910 Mineral Point Road
                                         Madison, WI 53705
                                         Attn:  Private Placements

                                         Fax:  (608) 238-2316

Other Instructions                       CUNA MUTUAL LIFE INSURANCE COMPANY

                                         By:  CIMCO Inc.

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        The Chase Manhattan Bank and Trust Company
                                         A/C State Street Bank
                                         4 New York Plaza, Ground Floor
                                         New York, NY 10004
                                         A/C CUNA Mutual Group
                                         A/C Number: ZT2A

Tax Identification Number                42-0388260



                                 Schedule A-10

PURCHASER NAME                           CUNA MUTUAL INSURANCE SOCIETY
Name in Which Note is Registered         CUNA MUTUAL INSURANCE SOCIETY

Note Registration Number; Principal      R-8; $2,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             State Street Bank
                                         ABA No.:  011000028
                                         BNF: CUNA Mutual Insurance Society
                                         AG: DDA: 1044-851-2
                                         OBI: ZT1E

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  CIMCO Inc.
                                         5910 Mineral Point Road
                                         Madison, WI 53705
                                         Attn:  Private Placements

                                         Fax:  (608) 238-2316

Address for all other Notices            CIMCO Inc.
                                         5910 Mineral Point Road
                                         Madison, WI 53705
                                         Attn:  Private Placements

                                         Fax:  (608) 238-2316

Other Instructions                       CUNA MUTUAL INSURANCE SOCIETY

                                         By:  CIMCO Inc.

                                         By_______________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        The Chase Manhattan Bank and Trust Company
                                         A/C State Street Bank
                                         4 New York Plaza, Ground Floor
                                         New York, NY 10004
                                         A/C CUNA Mutual Group
                                         A/C Number: ZT1E

Tax Identification Number                39-0230590




                                 Schedule A-11

PURCHASER NAME                           LIBERTY LIFE INSURANCE COMPANY/LINCOLN NATIONAL
Name in Which Note is Registered         HARE & CO (201709 A* 3)

Note Registration Number; Principal      R-9; $5,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             The Bank of New York
                                         BNF IOC 566 ABA #021000018
                                         Attn: P&I Dept.
                                         Acct. Name: Commercial Intertech
                                         Account No. 214869 - Liberty Life/Lincoln National

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  Liberty Investment Group
                                         Post Office Box 789
                                         Greenville, South Carolina 29602
                                         Attention:  Barbara Stegall

                                         and

                                         Liberty Capital Advisors
                                         Post Office Box 789
                                         Greenville, South Carolina 29602
                                         Attention:  Pat Holbert

Address for all other Notices            Liberty Life Insurance Company/Lincoln National
                                         c/o Liberty Capital Advisors
                                         Post Office Box 789
                                         Greenville, South Carolina 29602
                                         Attention:  Patrick Weston

Other Instructions                       LIBERTY LIFE INSURANCE COMPANY/LINCOLN NATIONAL

                                         By_____________________________________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Bank of New York
                                         One Wall Street
                                         Window A, 3rd Floor
                                         New York, New York  10286
                                         F/A#: 214869




                                 Schedule A-12

PURCHASER NAME                           LIBERTY LIFE INSURANCE COMPANY/LINCOLN NATIONAL
                                         Account Name: Liberty Life/Lincoln National

Tax Identification Number                57-0249218



                                 Schedule A-13

PURCHASER NAME                           TMG LIFE INSURANCE COMPANY
Name in Which Note is Registered         TMG LIFE INSURANCE COMPANY

Note Registration Number; Principal      R-10; $2,000,000
Amount

Payment on Account of Note

         Method                          Federal Funds Wire Transfer

         Account Information             Norwest Bank MN, N.A.
                                         ABA: 091000019
                                         Trust Clearing Acct: 08-40-245
                                         Attn:  Michael Eiynck
                                         FFC to:  12250600

Accompanying Information                 Name of Company:  Commercial Intertech Corp.
                                         Description of
                                         Security:     7.61% Senior Notes due June 30, 2007
                                         PPN:                       201709 A* 3
                                         Due Date and Application (as among principal, Make-Whole Amount and interest) of the payment being made:

Address for Notices Related to Payments  TMG Life Insurance Company
                                         401 North Executive Drive, Suite 300
                                         Brookfield, WI 53008-0503
                                         Attention:  Investment Department - PP
                                         Phone:  (414) 641-4029
                                         Fax:  (414) 641-4055

                                         with a copy to:

                                         Ms. Lisa Harris
                                         The Mutual Group (U.S.), Inc.
                                         401 North Executive Drive, Suite 300
                                         Brookfield, WI 53008-0503
                                         Phone:  (414) 641-4029
                                         Fax:  (414) 797-2318

Address for all other Notices            TMG Life Insurance Company
                                         401 North Executive Drive, Suite 300
                                         Brookfield, WI 53008-0503
                                         Attention:  Investment Department - PP
                                         Phone:  (414) 641-4029
                                         Fax:  (414) 641-4055

                                         with a copy to:

                                         Ms. Lisa Harris
                                         The Mutual Group (U.S.), Inc.
                                         401 North Executive Drive, Suite 300
                                         Brookfield, WI 53008-0503
                                         Phone:  (414) 641-4029




                                 Schedule A-14

PURCHASER NAME                           TMG LIFE INSURANCE COMPANY
                                         Fax:  (414) 797-2318

Other Instructions                       TMG LIFE INSURANCE COMPANY
                                         by The Mutual Group (U.S.), Inc., its agent

                                         By_____________________________________________
                                                  Name:
                                                  Title:

                                         By_____________________________________________
                                                  Name:
                                                  Title:

Instructions re Delivery of Notes        Law Department of Purchaser

Tax Identification Number                45-0208990


                                 Schedule A-15

                                   SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ADJUSTED MAKE-WHOLE AMOUNT -- is defined in Section 8.6.

         AFFILIATE -- means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         AGREEMENT -- this is defined in Section 17.3.

         ASSET DISPOSITION -- means any Transfer except:

                  (a)      any

                           (i) Transfer from a Significant Subsidiary to the
                  Company or to a Wholly-Owned Subsidiary;

                           (ii) Transfer from the Company to a Wholly-Owned
                  Subsidiary;

                           (iii) Transfer from the Company to a Significant
                  Subsidiary (other than a Wholly-Owned Subsidiary) or from a Significant Subsidiary to another Significant Subsidiary, which in either case is for Fair Market Value, and

                           (iv) Transfer from the Company or a Significant
                  Subsidiary to a Subsidiary (other than a Significant Subsidiary), provided that the aggregate Disposition Value of such Transfer and all other such Transfers occurring in the then current fiscal year of the Company does not exceed $2,500,000, so long as, in each case, immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory or (ii) any assets no longer required in the operation of


                                  Schedule B-1
         the business of the Company or any of its Significant Subsidiaries or that is obsolete, written off or otherwise having insignificant value.

         BANK LOAN AGREEMENT -- means the Credit Agreement, dated as of October 31, 1996, by and among the Company, Intertech Holdings, certain credit institutions and Mellon Bank, N.A., as agent for the such credit institutions, as such agreement may from time to time be amended, supplemented, or any other agreement which replaces such agreement as a consequence of refinancing or otherwise.

         BUSINESS DAY -- means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Cleveland, Ohio, Youngstown, Ohio or Pittsburgh, Pennsylvania are required or authorized to be closed.

         CAPITALIZED LEASE OBLIGATION -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         CAPITAL STOCK -- means any class of capital stock, share capital or similar equity interest of a Person.

         CHANGE IN CONTROL -- means

                  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding Voting Stock of the Company; provided, that for purposes of this paragraph (a) the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) hereafter;

                  (b) individuals who, as of the date of the Closing, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, that any individual becoming a director subsequent to the


                                  Schedule B-2
         date of the Closing whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than a member of the Incumbent Board;

                  (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Voting Stock of the Company immediately prior to such Business Combination beneficially own, outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding Voting Stock of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         CLOSING -- is defined in Section 3.

         CODE -- means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         COMPANY -- is defined in the introductory sentence to this Agreement.

         CONFIDENTIAL INFORMATION -- is defined in Section 20.

                                  Schedule B-3

         CONSOLIDATED ASSETS -- means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of its Subsidiaries.

         CONSOLIDATED CAPITALIZATION -- means, at any time, the sum of (a) Consolidated Debt at such time plus (b) Consolidated Net Worth at such time plus
(c) deferred tax liabilities as such amounts would be shown on a consolidated balance sheet of the Company and the Subsidiaries as of such time prepared in accordance with GAAP.

         CONSOLIDATED DEBT -- means, at any time, the total of all Indebtedness of the Company and its Subsidiaries outstanding at such time, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         CONSOLIDATED INTEREST EXPENSE -- means, for any period,

                  (a) the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (i) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, plus (ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, minus

                  (b) if such period includes all or any portion of the Company's 1996 or 1997 fiscal year, any amortization during such period of fees and costs that shall have been incurred and paid by the Company and its Subsidiaries in connection with the CUNO Spin-Off or the Unsolicited Offer, to the extent that such fees and costs shall have been previously included as an interest expense of the Company for the Company's 1996 and 1997 fiscal years.

         CONSOLIDATED NET INCOME -- means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:



                                  Schedule B-4

                  (a) proceeds from any life insurance policy (other than any income (or loss) attributable to reversions to the Company in connection with the Corporate Owned Life Insurance Program),

                  (b) any aggregate net gain or net loss for such period arising from the sale, conversion, exchange or other disposition of any assets (other than current assets) (including, without limitation, any extraordinary non-cash gains or losses),

                  (c) any income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that (i) any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distribution or (ii) such income, together with all other undistributed income of all such Persons, is less than $100,000 in the fiscal year in respect of which such income is being measured,

                  (d) any income of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and any income of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                  (e) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

                  (f) any deferred credit (or amortization of a deferred credit excluding advance operating subsidies from the Federal Republic of Germany, Treuhandanstalt or the State of Saxony) arising from the acquisition of any Person, and

                  (g) any extraordinary non-cash gains or losses not included in paragraph (b) above.

         CONSOLIDATED NET WORTH -- means, at any time,

                  (a) the sum of (i) the par value (or value stated on the books of the corporation) of the Capital Stock (but excluding (A) treasury stock, (B) Capital Stock subscribed and unissued and (C) other contra-equity accounts) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of its Subsidiaries,



                                  Schedule B-5
provided that the effect of any cumulative foreign currency translation adjustments shall be excluded from Consolidated Net Worth.

         CONTROL -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROL EVENT -- means:

                  (a) the execution by the Company or any Subsidiary or Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

                  (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control; or

                  (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of any of the Capital Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         CORPORATE OWNED LIFE INSURANCE PROGRAM -- means a life insurance program owned and established by the Company pursuant to which the Company would make deposits in a special employee benefit grantor trust to be created, which trust in turn would (a) invest such deposits in reserve contracts underwritten by financially sound and reputable life insurance companies rated A:VI or higher by A.M. Best Company, Inc., (b) borrow against such reserve contracts, and (c) pay reversions to the Company (on a tax free basis) with respect to such borrowings; so long as (x) the repayment obligation of the Company with respect to any amounts borrowed by the Company shall be without recourse to the Company and to such trust, such that the sole recourse for repayment of such loans would be to such reserve contracts and (y) the GAAP treatment of the income and expense components of such program are not reported separately but netted in the Company's consolidated statement of income.

         CUNO SPIN-OFF -- means the distribution of the CUNO, Incorporated common shares by the Company to the holders of the Company's common shares on September 10, 1996.

         DEBT PREPAYMENT APPLICATION -- means, with respect to any Transfer of property, the application by the Company or any Significant Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to the Company, any Significant Subsidiary or any Affiliate).




                                  Schedule B-6

         DEFAULT -- means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         DEFAULT RATE -- means a rate of interest per annum that is the greater of (i) 9.61% and (ii) 2.00% over the rate of interest publicly announced by Mellon Bank, N.A. (or its successor) from time to time in Pittsburgh, Pennsylvania as its "base" or "prime" rate.

         DISPOSITION VALUE -- means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Significant Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Significant Subsidiary Stock, an amount equal to that percentage of book value of the assets of its Significant Subsidiary that issued such stock as is equal to the percentage that the book value of such Significant Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Significant Subsidiary (assuming, in making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         DOLLARS -- and the symbol $ each mean United States of America dollars.

         EBITDA -- means, at any time, the sum of

                  (a) Consolidated Net Income for the period of four consecutive fiscal quarters of the Company then most recently ended, plus

                  (b)      the amounts of all

                           (i) Consolidated Interest Expense,

                           (ii) depreciation, amortization and other non-cash
                  charges,

                           (iii) domestic and foreign income taxes, and

                           (iv) expenses in respect of the fees and costs,
                  including extraordinary charges, related to the write-off of capitalized fees and expenses incurred in connection with the CUNO Spin-Off and the Unsolicited Offer,

         but only to the extent that such amounts have been deducted in the determination of such Consolidated Net Income, plus

                  (c) Pro Forma Acquisition EBITDA for such period.



                                  Schedule B-7

         ENVIRONMENTAL LAWS -- means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         ERISA AFFILIATE -- means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         EVENT OF DEFAULT -- is defined in Section 11.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended.

         FAIR MARKET VALUE -- means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         GAAP -- means generally accepted accounting principles as in effect from time to time in the United States of America.

         GOVERNMENTAL AUTHORITY --  means

                  (a)      the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GUARANTY -- means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:



                                  Schedule B-8

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         HAZARDOUS MATERIAL -- means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         HOLDER -- means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         INDEBTEDNESS -- with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding trade payables, trade credits and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 60 days past due (unless payment thereof is being contested in good faith by the Company) but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) its Capitalized Lease Obligations;

                                  Schedule B-9

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of amounts drawn on letters of credit or bank guarantees or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) each Swap of such Person which has a notional principal amount of at least $100,000,000; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         INITIAL GUARANTORS -- means (a) Orange County Metal Works, a California corporation, and (b) Cylinder City, Inc. a Minnesota corporation.

         INSTITUTIONAL INVESTOR -- means (a) any original Purchaser of a Note, or any Affiliate of any such Purchaser and (b) any bank, trust company, savings and loan association or other financial institution, any charitable foundation, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         INTERTECH HOLDINGS -- means Commercial Intertech Holdings, Limited, a corporation formed under the laws of Great Britain.

         LIEN -- means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements), in each case securing Indebtedness.

         LIEN INCREASE DEBT -- is defined in Section 10.2(f).

         MAKE-WHOLE AMOUNT -- is defined in Section 8.6.

         MATERIAL -- means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

                                 Schedule B-10

         MATERIAL ADVERSE EFFECT -- means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         MEMORANDUM -- is defined in Section 5.3.

         MULTIEMPLOYER PLAN -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         NET PROCEEDS AMOUNT -- means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                  (b) the sum of (i) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer, plus (ii) all taxes payable with respect to such Transfer (including any tax associated with the gain or loss thereon).

         NOTES -- is defined in Section 1.

         OFFICER'S CERTIFICATE -- means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         OTHER AGREEMENTS -- is defined in Section 2.

         OTHER PURCHASERS -- is defined in Section 2.

         PBGC -- means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         PERSON -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLAN -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.




                                 Schedule B-11

         PREFERRED STOCK -- means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         PRIORITY DEBT -- means, without duplication, at any time, the sum (without duplication) of

                  (a) all Indebtedness of the Company and its Significant Subsidiaries outstanding at such time and secured by any Lien with respect to any property owned by the Company or any Significant Subsidiary not permitted by paragraphs (a) through (d) or paragraph (f) of Section 10.2, including, without limitation, all Lien Increase Debt, plus

                  (b) all Indebtedness of its Significant Subsidiaries outstanding at such time (other than (i) Indebtedness referred to in paragraph (a) above, (ii) Indebtedness owing to the Company or a Significant Subsidiary, and (iii) Indebtedness outstanding under the CIH Revolving Credit Loans (as such term is defined in the Bank Loan Agreement on the date of the Closing and in the form attached hereto as
         Exhibit 10.2(e)), as such commitment may be replaced from time to time, provided, however, that in any case such amount under this clause (iii) shall not exceed $50,000,000).

         PRO FORMA ACQUISITION EBITDA -- means, for any period, with respect to any calculation of EBITDA for such period, an amount equal to the adjustment (either positive or negative) to such EBITDA which would be required if it is assumed that each acquisition of any Person or other operating business acquired during such period shall have been acquired on the first day of such period and further assuming the assets, liabilities, results of operations and cash flows of the operating business being acquired, the Person becoming a Subsidiary or the Person with or into which the Company shall be merging or consolidating had been combined with those of the Company and its Subsidiaries since the first day of such period.

         PROPERTY or PROPERTIES -- means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         PROPERTY REINVESTMENT APPLICATION -- means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person.

         PTCE 95-60 is defined in Section 6.2(a).

         PURCHASER -- means any Person identified in Schedule A as a purchaser of one or more Notes.

         QPAM EXEMPTION -- means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.



                                 Schedule B-12

         REQUIRED HOLDERS -- means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         RESPONSIBLE OFFICER -- means any Senior Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         RULE 144A -- means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time.

         SECURITIES ACT -- means the Securities Act of 1933, as amended from time to time.

         SENIOR DEBT -- means any Indebtedness of the Company other than any Indebtedness that is in any manner subordinated in right of payment or security in any respect to the Indebtedness evidenced by the Notes.

         SENIOR FINANCIAL OFFICER -- means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         SENIOR OFFICER -- means a Senior Financial Officer and any other executive officer of the Company.

         SIGNIFICANT SUBSIDIARY -- means, at any time, any Subsidiary that satisfies at least one of the following conditions:

                  (a) the portion of Consolidated Net Income, determined for the then most recently completed fiscal year of the Company, attributable to such Subsidiary pursuant to GAAP is at least 10% of such Consolidated Net Income; or

                  (b) the portion of Consolidated Assets, determined as of the end of the then most recently completed fiscal year of the Company, attributable to such Subsidiary pursuant to GAAP is at least 10% of such Consolidated Total Assets.

         SIGNIFICANT SUBSIDIARY STOCK -- means the Capital Stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into any Capital Stock) of any Significant Subsidiary.

         SOURCE -- is defined in Section 6.2.

         SUBORDINATED DEBT -- means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to the Indebtedness evidenced by the Notes.

         SUBSIDIARY -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group)


                                 Schedule B-13
ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         SUCCESSOR CORPORATION -- is defined in Section 10.6.

         SWAPS -- means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         TRANSFER -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its property, including, without limitation, Significant Subsidiary Stock, and including, without limitation, any consolidation, merger or other transaction the direct or indirect result of which is a disposition of all or a portion of any equity or other interest in any Person. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         ULTRA ACQUISITION -- means the acquisition by the Company of 100% of the outstanding common shares of Ultra Hydraulics Limited pursuant to an acquisition agreement, dated November 16, 1996.

         UNSOLICITED OFFER -- means that certain unsolicited offer made by an unrelated third party in June, 1996 (and subsequently withdrawn in August, 1996) to acquire Control of the outstanding voting shares of the Company.

         VOTING STOCK -- means, with respect to any Person, any shares of Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).



                                 Schedule B-14

         WHOLLY-OWNED SUBSIDIARY -- means, at any time, any Significant Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.



                                 Schedule B-15

                                   SCHEDULE 3

                        PAYMENT INSTRUCTIONS AT CLOSINGS

Intentionally Omitted.




                                  Schedule 3-1

                                  SCHEDULE 5.4

          SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

Intentionally Omitted.

                                 Schedule 5.4-1

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS

Intentionally Omitted.



                                 Schedule 5.5-1

                                  SCHEDULE 5.12

                              CERTAIN ERISA MATTERS

Intentionally Omitted.



                                 Schedule 5.12-1

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS

Intentionally Omitted.


                                 Schedule 5.14-1

                                  SCHEDULE 5.15

                              EXISTING INDEBTEDNESS

Intentionally Omitted.


                                 Schedule 5.15-1

                                                                       EXHIBIT 1

                                  FORM OF NOTE

                           COMMERCIAL INTERTECH CORP.

                       7.61% SENIOR NOTE DUE JUNE 30, 2007

No. R-_____                                                               [Date]
$__________                                                    PPN:  201709 A* 3

         FOR VALUE RECEIVED, the undersigned, COMMERCIAL INTERTECH CORP. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Ohio, hereby promises to pay to __________, or registered assigns, the principal sum of _______________ DOLLARS ($__________) on June 30, 2007,
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 7.61% per annum from the date hereof, payable semiannually, on the 30th day of June and December in each year, commencing with the June 30 or December 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Adjusted Make-Whole Amount (as such terms are defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.61% or (ii) 2.00% over the rate of interest publicly announced by Mellon Bank, N.A. from time to time in Pittsburgh, Pennsylvania as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount or Adjusted Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Mellon Bank, N.A., Pittsburgh, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of June 30, 1997 (as from time to time amended, the "NOTE PURCHASE Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly



                                  Exhibit 1-1
authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Adjusted Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OHIO, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        COMMERCIAL INTERTECH CORP.

                                        By_________________________

                                        [Name:]

                                        [Title:]



                                  Exhibit 1-2